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Exhibit 99.1

                               NORTH FORK BANCORP
   275 Broadhollow Road, Melville, NY 11747 (631) 844-1258 FAX (631) 844-1471


FOR IMMEDIATE RELEASE                          Contact: Daniel M. Healy
                                                        Executive Vice President
                                                        Chief Financial Officer
                                                        (631) 844-1258


    NORTH FORK BANCORPORATION COMPLETES SYSTEMS CONVERSION OF GREENPOINT BANK


     Melville, N.Y. - February 23, 2005 - North Fork Bancorporation, Inc. (NYSE:
NFB) announced that as of yesterday, Tuesday, February 22, 2005, the merging of GreenPoint Bank into North Fork Bank is complete. All ninety-five GreenPoint branches were converted to North Fork Bank systems over the past three day weekend adding nearly 1 million new customers to North Fork Bank. All deposit accounts, cash management clients, retail internet clients, ATM and debit card customers have been converted in the process. "The systems conversion was complete by 8:00 a.m. Sunday morning this past weekend. This combination took place flawlessly with the entire process being seamless to both customer groups. We are delighted with the work our people have accomplished over the past few months and proud of their achievements," said John Adam Kanas, President and CEO. Customers may now use North Fork and GreenPoint branches interchangeably.

                                      * * *

     North Fork is a regional bank holding company headquartered in New York with approximately $60 billion in assets conducting commercial and retail banking from 355 branch locations in the Tri-State area with a complementary national mortgage banking business.

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